UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2013

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 5, 2013, URS Corporation issued a press release announcing that it has launched an offer to exchange up to $400 million aggregate principal amount of its newly issued 3.850% Senior Notes due 2017 and up to $600 million aggregate principal amount of its newly issued 5.000% Senior Notes due 2022 for a like principal amount of any or all of its outstanding 3.850% Senior Notes due 2017 and its outstanding 5.000% Senior Notes due 2022.  In addition, on December 6, 2013, Flint Energy Services Ltd., a wholly owned subsidiary of URS Corporation, issued a press release announcing that it intends to redeem all of its outstanding 7.5% Senior Notes due 2019 on December 27, 2013.  Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1
Press Release, dated December 5, 2013, entitled “URS Corporation Announces Launch Of Exchange Offer For Up To $400 Million Aggregate Principal Amount Of Its 3.850% Senior Notes Due 2017 And Up To $600 Million Of Its 5.000% Senior Notes Due 2022.”

99.2	Press Release, dated December 6, 2013, entitled “Flint Energy Announces Timing Update For Redemption of 7.5% Senior Notes Due 2019.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: December 6, 2013	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Press Release, dated December 5, 2013, entitled “URS Corporation Announces Launch Of Exchange Offer For Up To $400 Million Aggregate Principal Amount Of Its 3.850% Senior Notes Due 2017 And Up To $600 Million Of Its 5.000% Senior Notes Due 2022.”

99.2	Press Release, dated December 6, 2013, entitled “Flint Energy Announces Timing Update For Redemption of 7.5% Senior Notes Due 2019.”